USAA Transfer Agency Company

9800 Fredericksburg Road

San Antonio, TX 78288

Gentlemen:

Pursuant to paragraph 1(b) of the Amended and Restated Transfer Agency Agreement dated as of May 1, 2012 (Transfer Agency Agreement), between USAA Mutual Funds Trust (the Trust) and USAA Transfer Agency Company d/b/a Shareholder Account Services (the Transfer Agent), please be advised that the Trust has established eight new classes of its shares (New Classes) as set forth below. Please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the New Class of shares of each Fund at the fees stated below.

Annual Fee as a % of
Average Daily Net
Fund/Class Name	Assets
Income Stock Fund R6 Shares	0.01%
High Income Fund R6 Shares	0.01%
Income Fund R6 Shares	0.01%
Intermediate-Term Bond Fund R6 Shares	0.01%
Short-Term Bond Fund R6 Shares	0.01%
Ultra Short-Term Bond Fund R6 Shares	0.01%
Nasdaq-100 Index Fund R6 Shares	0.01%
Government Securities Fund R6 Shares	0.01%

Revised Exhibit A to the Transfer Agency Agreement, reflecting the addition of the New Class of shares of each Fund to the Transfer Agency Agreement, is attached hereto as Exhibit A and is hereby approved. The Trust and SAS acknowledge and agree that contractual fees for services under the Transfer Agency Agreement may be different between Funds and share classes, which differences may be due to a variety of factors and considerations, including the nature and extent of services required in connection with a particular share class (e.g., retail vs. institutional) or account type (e.g., omnibus vs. direct accounts).

Please state below whether you are willing to render such services at the fees stated

above.

USAA MUTUAL FUNDS TRUST
Attest:	By:
James G. Whetzel	Daniel S. McNamara
Secretary	President
Dated: December 1, 2016

We are willing to render services to the New Classes at the fees stated above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Transfer Agency Agreement.

USAA TRANSFER AGENCY COMPANY
Attest:	By:
James G. Whetzel	Terri Luensmann
Secretary	Vice President
Dated: December 1, 2016

SCHEDULE C TO THE TRANS FER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges - The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. SAS will charge for each open and funded account as appropriate in the business judgment of SAS from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund Shares	$23.00
Capital Growth Fund Shares	$23.00
California Bond Fund Shares and Adviser Shares	$25.50
Cornerstone Aggressive Fund Shares	$23.00
Cornerstone Conservative Fund Shares	$0.00
Cornerstone Equity Fund Shares	$0.00
Cornerstone Moderate Fund Shares	$23.00
Cornerstone Moderately Aggressive Fund Shares	$23.00
Cornerstone Moderately Conservative Fund Shares	$23.00
Emerging Markets Fund Shares and Adviser Shares	$23.00
Extended Market Index Fund Shares	$23.00
First Start Growth Fund Shares	$23.00
Flexible Income Fund Shares and Adviser Shares	$25.50
Global Equity Income Fund Shares	$23.00
Global Managed Volatility Fund Shares	$23.00
Government Securities Fund Shares and Adviser Shares	$25.50
Growth & Income Fund Shares and Adviser Shares	$23.00
Growth and Tax Strategy Fund Shares	$23.00
Growth Fund Shares	$23.00
High Income Fund Shares and Adviser Shares	$25.50
Income Stock Fund Shares	$23.00
Income Fund Shares and Adviser Shares	$25.50
Intermediate-Term Bond Fund Shares and Adviser Shares	$25.50
International Fund Shares and Adviser Shares	$23.00
Nasdaq-100 Index Fund Shares	$23.00
New York Bond Fund Shares and Adviser Shares	$25.50
Precious Metals and Minerals Fund Shares and Adviser Shares	$23.00
Real Return Fund Shares	$23.00
S&P; 500 Index Fund Member Shares and Reward Shares	$20.00
Science & Technology Fund Shares and Adviser Shares	$23.00
Short-Term Bond Fund Shares and Adviser Shares	$25.50
Small Cap Stock Fund Shares	$23.00
Tax Exempt Intermediate-Term Fund Shares and Adviser Shares	$25.50
Tax Exempt Long-Term Fund Shares and Adviser Shares	$25.50
Tax Exempt Short-Term Fund Shares and Adviser Shares	$25.50
Total Return Strategy Fund Shares	$23.00
Ultra Short-Term Bond Fund Shares	$25.50
Value Fund Shares and Adviser Shares	$23.00
Virginia Bond Fund Shares and Adviser Shares	$25.50
World Growth Fund Shares and Adviser Shares	$23.00

Annual Transfer Agency Fee - The annual fee for the following Funds includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund Institutional Shares	0.10%
California Money Market Fund Shares	0.10%
Capital Growth Fund Institutional Shares	0.10%
Emerging Markets Fund Institutional Shares	0.10%
Flexible Income Fund Institutional Shares	0.10%
Global Equity Income Fund Institutional Shares	0.10%
Global Managed Volatility Fund Institutional Shares	0.05%
Government Securities Fund Institutional Shares	0.10%
Government Securities Fund R6 Shares	0.01%
Growth Fund Institutional Shares	0.10%
Growth & Income Fund Institutional Shares	0.10%
High Income Fund Institutional Shares	0.10%
High Income Fund R6 Shares	0.01%
Income Fund Institutional Shares	0.10%
Income Fund R6 Shares	0.01%
Income Stock Fund Institutional Shares	0.10%
Income Stock Fund R6 Shares	0.01%
Intermediate-Term Bond Fund Institutional Shares	0.10%
Intermediate-Term Bond Fund R6 Shares	0.01%
International Fund Institutional Shares	0.10%
Managed Allocation Fund Shares	0.05%
Money Market Fund Shares	0.25%
Nasdaq-100 Index Fund R6 Shares	0.01%
New York Money Market Fund Shares	0.15%
Precious Metals and Minerals Fund Institutional Shares	0.10%
Real Return Fund Institutional Shares	0.10%
Short-Term Bond Fund Institutional Shares	0.10%
Short-Term Bond Fund R6 Shares	0.01%
Small Cap Stock Fund Institutional Shares	0.10%
Target Managed Allocation Fund Shares	0.05%
Target Retirement Income Fund Shares	0.00%
Target Retirement 2020 Fund Shares	0.00%
Target Retirement 2030 Fund Shares	0.00%
Target Retirement 2040 Fund Shares	0.00%
Target Retirement 2050 Fund Shares	0.00%
Target Retirement 2060 Fund Shares	0.00%
Tax Exempt Money Market Fund Shares	0.15%
Total Return Strategy Fund Institutional Shares	0.10%
Treasury Money Market Trust Shares	0.10%
Ultra Short-Term Bond Fund Institutional Shares	0.10%
Ultra Short-Term Bond Fund R6 Shares	0.01%
Value Fund Institutional Shares	0.10%
Virginia Money Market Fund Shares	0.15%
World Growth Fund Institutional Shares	0.10%

Amended Effective December 1, 2016